UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2016
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to ule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 8, 2016, Sotheby's (the "Company") entered into an agreement (the “Agreement”) with Taikang Insurance Group (formerly know as Taikang Life Insurance Co., Ltd.) (“Taikang”), pursuant to which the Company and Taikang have agreed to work together to identify a qualified independent director to serve on the Company’s board of directors (the “Board”). Pursuant to the Agreement, Taikang has agreed that, until November 6, 2016, Taikang and its affiliates will not acquire beneficial ownership of any additional shares of the Company’s common stock or encourage any other person to do so or become part of a group that beneficially owns any of the Company’s common stock. However, if the director identification process described above ceases to be ongoing for any reason, either Taikang or Sotheby’s may terminate the Agreement on 10 days prior written notice to the other party.
The Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. The foregoing description of the Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Agreement, dated September 8, 2016, by and between Sotheby's and Taikang Insurance Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and Corporate Secretary

Date:	September 9, 2016

Exhibit Index

Exhibit No.	Description
99.1	Agreement, dated September 8, 2016, by and between Sotheby's and Taikang Insurance Group

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